Exhibit 2.4

[Execution Counterpart]

SECOND AMENDMENT TO 8% SECURED PROMISSORY NOTE

This SECOND AMENDMENT TO 8% SECURED PROMISSORY NOTE (this “Agreement”) is entered into effective as of March 31, 2023 (the “Amendment Effective Date”), among NEXT BRIDGE HYDROCARBONS, INC. (f/k/a OILCO HOLDINGS, INC.), a Nevada corporation (the “Borrower”), each of the Grantors (defined below), and META MATERIALS, INC., a Nevada corporation (the “Lender”). Unless otherwise expressly defined herein, capitalized terms used but not defined in this Agreement shall have the meanings specified in the Secured Note (as defined below).

RECITALS

WHEREAS, the Borrower issued that certain 8% Secured Promissory Note, dated October 1, 2021, to Lender (as amended by that certain First Amendment Agreement, dated as of September 2, 2022, and as may be further amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Secured Note”);

WHEREAS, the obligations under the Secured Note are secured by that certain (a) Stock Pledge Agreement dated as of September 30, 2021 (as amended from time to time, the “Pledge Agreement”), made by Gregory McCabe (the “Pledgor”) in favor of the Lender, and (b) Deed of Trust, Mortgage, Security Agreement, Fixture Filing, Financing Statement and Assignment of Production, dated as of September 30, 2021 (as amended from time to time, the “Security Agreement”, and together with the Secured Note and the Pledge Agreement, the “Secured Note Documents”) made by Wolfbone Investments, LLC, a Texas limited liability company (“Wolfbone” and, together with the Pledgor, the “Grantors”; the Grantors together with the Borrower, the “Obligors”), to Travis Vargo, as trustee, for the benefit of the Lender;

WHEREAS, the Borrower has requested that the Lender extend the Maturity Date, and the Lender is willing to extend the Maturity Date, in each case, upon the terms and conditions set forth herein.

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, the Borrower, other Obligors and Lender hereby agree as follows:

SECTION 1. Amendment to the Secured Note. Subject to the satisfaction of each condition precedent set forth in Section 2, and in reliance on the representations, warranties, covenants and agreements contained in this Agreement, the Secured Note shall be amended effective as of the Amendment Effective Date as follows:

1.1	Section 3 of the Secured Note is hereby amended and restated as follows:

3.

Schedule for Payment of Principal and Interest. The principal balance of the Drawdowns outstanding hereunder and all accrued and unpaid interest thereon and all other amounts accrued under this Note shall be due and payable in full, in United States Dollars, on the Maturity Date (hereinafter, as defined below). If a Qualified Financing (hereinafter, as defined below) is consummated before March 31, 2023, then the Company shall repay to the Holder the aggregate outstanding principal amount of this Note in equal monthly installments, one such installment due and payable on each of April 30, 2023, May 31, 2023, June 30, 2023, July 31, 2023, August 31, 2023 and the Maturity Date, together with all accrued but unpaid interest on such principal amount under this Note; provided, that the final principal repayment installment of this Note shall

SECOND AMENDMENT TO 8% SECURED PROMISSORY NOTE-PAGE 1

be repaid on the Maturity Date and in any event shall be in an amount equal to the total principal amount of this Note outstanding on such date. The “Maturity Date” means October 3, 2023. “Qualified Financing” means a transaction or series of transactions pursuant to which the Company and/or any of its subsidiaries issues and sells its equity interests (excluding, for avoidance of doubt, the Spin Out defined below), and/or incurs indebtedness (other than indebtedness owing to the Holder), for aggregate gross proceeds of at least $30,000,000 (excluding all proceeds from the incurrence of any Indebtedness that is converted into such equity interests, or otherwise cancelled in consideration for the issuance of such equity interests) with the principal purpose of raising capital. “Spin Out” means the transaction (or series of transactions) whereby the Holder distributes all of the shares of common stock of the Company to the holders the Series A Special Non-Voting Preferred Stock of the Holder, immediately after which all shares of the Series A Non-Voting Preferred Stock of the Holder are cancelled. All interest on the principal balance of the Drawdowns outstanding hereunder shall be payable at the rate of 8% per annum, and shall be due and payable to the Holder on the Maturity Date and on any other date on which principal of this Note is repaid or prepaid. Interest shall be computed on the basis of a 360-day year.

SECTION 2. Conditions Precedent. The amendments contained in Section 1 shall only be effective upon the satisfaction of each of the conditions set forth in this Section 2.

2.1 Execution and Delivery. The Borrower, the Grantors and Lender shall have duly executed and delivered this Agreement.

2.2 No Event of Default. After giving effect to this Agreement, no Event of Default shall exist under the Secured Note.

2.3 Representations and Warranties. After giving effect to this Agreement, the representations and warranties of each Obligor contained in this Agreement and the other Secured Note Documents (as amended hereby) shall be true and correct in all material respects (except to the extent any such representation and warranty is qualified by materiality, in which case, such representation and warranty shall be true and correct in all respects) on the date hereof, except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, on and as of the date hereof, such representations and warranties shall continue to be true and correct in all material respects (except to the extent any such representation and warranty is qualified by materiality, in which case, such representation and warranty shall be true and correct in all respects) as of such specified earlier date.

2.4 Reaffirmation of Security Agreement. The Lender shall have received an extension of lien in the form of Exhibit A hereto, duly executed and delivered by Wolfbone and notarized for recording.

2.5 Loan Agreement Amendment. The Lender shall have received that certain Second Amendment to Loan Agreement, dated as of the date hereof, among Borrower, each of the other Loan Parties party thereto and Lender, and all conditions precedent set forth in Section 2 therein shall have been satisfied.

SECTION 3. Representations and Warranties of the Obligors. To induce the Lender to enter into this Agreement, each Obligor hereby represents and warrants to the Lender as follows:

SECOND AMENDMENT TO 8% SECURED PROMISSORY NOTE-PAGE 2

3.1 Reaffirmation of Representations and Warranties under the Secured Note Documents. After giving effect to this Agreement, each representation and warranty of such Obligor contained in the Secured Note and in each of the other Secured Note Documents to which such Obligor is party is true and correct in all material respects (without duplication of any materiality qualifier contained therein) as of the date hereof (except to the extent such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects (without duplication of any materiality qualifier contained therein) as of such earlier date).

3.2 Corporate Authority; No Conflicts. The execution, delivery and performance by such Obligor (to the extent a party hereto or thereto) of this Agreement, the Secured Note Documents as amended hereby, and all documents, instruments and agreements contemplated herein (a) are within such Obligor’s powers, (b) have been duly authorized by all necessary action, (c) require no action by or in respect of, or filing with, any Governmental Authority, (d) do not violate any applicable laws or regulations relating to such Obligor, in any material respect, (e) do not violate or constitute a default under any indenture, agreement for borrowed money or similar instrument or any other material agreement binding upon such Obligor or any of its Subsidiaries, or (f) do not result in the creation or imposition of any Lien upon any of the assets of such Obligor except for Liens in favor of the Lender under the Secured Note Documents.

3.3 Enforceability. This Agreement and each Secured Note Document (as amended hereby) to which such Obligor is party constitute the valid and binding obligations of such Obligor, enforceable in accordance with their respective terms, except as (a) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditor’s rights generally and (b) the availability of equitable remedies may be limited by equitable principles of general application.

SECTION 4. Miscellaneous.

4.1 Reaffirmation of the Secured Note and Liens. Any and all of the terms and provisions of the Secured Note and the other Secured Note Documents shall, except as amended and modified hereby, remain in full force and effect and are hereby in all respects ratified and confirmed by each Obligor. Each Obligor hereby agrees that the amendments and modifications herein contained shall in no manner affect or impair the liabilities, duties and obligations of any Obligor under the Secured Note Documents or the liens securing the payment and performance thereof. Each Grantor reaffirms all Liens on the collateral which have been granted by such Grantor in favor of the Lender pursuant to any of the Secured Note Documents.

4.2 Amounts Outstanding. The Borrower and Lender hereby acknowledge and agree that, as of the Amendment Effective Date after giving effect to the transactions set forth in this Agreement, the outstanding principal and interest amounts owed to the Lender under the Secured Note is $16,689,444.44, comprised of (a) outstanding principal amount of $15,000,000 and (b) accrued and unpaid interest amount of $1,689,444.44.

4.3 Parties in Interest. All of the terms and provisions of this Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

4.4 Counterparts. This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging means (e.g. “pdf’” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement. This Agreement and the other Secured Note Documents constitute the entire contract among the parties relating to the subject matter hereof and thereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof and thereof.

SECOND AMENDMENT TO 8% SECURED PROMISSORY NOTE-PAGE 3

4.5 No Modification. Except as expressly modified by this Agreement and each Secured Note Document is and shall remain unchanged and in full force and effect, and nothing contained in this Agreement shall, by implication or otherwise, limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Lender or any of the other parties hereto, or shall alter, modify, amend or in any way affect any of the other terms, conditions, obligations, covenants or agreement contained in the Secured Note Documents which are not by the terms of this Amendment being amended, or alter, modify or amend or in any way affect any of the other Secured Note Documents.

4.6 Secured Note Documents. This Agreement shall be deemed to be a Secured Note Document.

4.7 Headings. The headings, captions and arrangements used in this Agreement are, unless specified otherwise, for convenience only and shall not be deemed to limit, amplify or modify the terms of this Agreement, nor affect the meaning thereof.

4.8 Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

4.9 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEVADA, WITHOUT REGARD TO CONFLICT-OF-LAW PRINCIPLES THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEVADA.

4.10 Reference to and Effect on the Secured Note Documents.

4.10.1 This Agreement shall be deemed to constitute a Secured Note Document for all purposes and in all respects. Each reference in the Secured Note to “this Note,” “hereunder,” “hereof,” “herein” or words of like import, and each reference in the Secured Note or in any other Secured Note Document, or other agreements, documents or other instruments executed and delivered pursuant to the Secured Note, to the “Note”, shall mean and be a reference to the Secured Note as amended and otherwise modified by this Agreement.

4.10.2 The execution, delivery and effectiveness of this Agreement shall not operate as a waiver of any right, power or remedy of the Lender under any of the Secured Note Documents, nor constitute a waiver of any provision of any of the Secured Note Documents.

4.11 Release. Each of the Obligors, by signing below, hereby waives and releases the Lender, the Lender’s Affiliates, and the respective directors, officers, employees, agents and advisors of the Lender and Lender’s Affiliates (collectively, the “Released Parties”) from any and all claims, offsets, defenses and counterclaims (collectively, the “Claims”) arising out of the Secured Note Documents prior to the date hereof, such waiver and release being with full knowledge and understanding of the circumstances and effect thereof and after having consulted legal counsel with respect thereto. Notwithstanding anything to the contrary contained herein, the foregoing release shall not, as to any Released Party, be available to the extent that liabilities in respect of any Claims are determined by a court of competent jurisdiction by final

SECOND AMENDMENT TO 8% SECURED PROMISSORY NOTE-PAGE 4

and nonappealable judgment to have resulted primarily from the gross negligence or willful misconduct of such Released Party in connection with any such Claims. As used in this Section 4.11, “Affiliates” means another person or entity that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Lender. As used in this Section 4.11, “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person or entity, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

4.12 Counterparts. This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging means (e.g. “pdf’” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement.

4.13 Complete Agreement. THIS AGREEMENT, THE SECURED NOTE, AND THE OTHER SECURED NOTE DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

4.14 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE SECURED NOTE DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

[Signature pages follow.]

SECOND AMENDMENT TO 8% SECURED PROMISSORY NOTE-PAGE 5

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their respective authorized officers to be effective as of the Amendment Effective Date.

BORROWER:

NEXT BRIDGE HYDROCARBONS, INC.

By:	/s/ Clifton DuBose, Jr.
Name: Clifton DuBose, Jr.
Title: CEO

GRANTORS UNDER THE SECURED NOTE DOCUMENTS:

/s/ Gregory McCabe
Name: Gregory McCabe

WOLFBONE INVESTMENTS, LLC

By:	/s/ Gregory McCabe
Name: Gregory McCabe
Title: Manager

[SIGNATURE PAGE TO SECOND AMENDMENT TO 8% SECURED PROMISSORY NOTE]

LENDER:

META MATERIALS, INC.

By:	/s/ George Palikaras
Name: George Palikaras
Title: Chief Executive Officer

[SIGNATURE PAGE TO SECOND AMENDMENT 8% SECURED PROMISSORY NOTE]

EXHIBIT A

[FORM OF EXTENSION OF LIEN ATTACHED]

Extension of Lien Pg. 1

NOTICE OF CONFIDENTIALITY RIGHTS: IF YOU ARE A NATURAL PERSON, YOU MAY REMOVE OR STRIKE ANY OR ALL OF THE FOLLOWING INFORMATION FROM ANY INSTRUMENT THAT TRANSFERS AN INTEREST IN REAL PROPERTY BEFORE IT IS FILED FOR RECORD IN THE PUBLIC RECORDS: YOUR SOCIAL SECURITY NUMBER OR YOUR DRIVER’S LICENSE NUMBER.

EXTENSION OF LIEN

THE STATE OF TEXAS	§

COUNTY OF HUDSPETH	§	KNOW ALL MEN BY THESE PRESENTS:

THAT NEXT BRIDGE HYDROCARBONS, INC. (formerly known as OILCO Holdings, Inc.) (the “Borrower”) entered into that certain 8% Secured Promissory Note of the Borrower (as amended from time to time, the “Note”) in the original principal sum of up to $15,000,000.00, payable to the order of Meta Materials, Inc. (“Noteholder”), the Note being secured by a Deed of Trust, Mortgage, Security Agreement, Fixture Filing, Financing Statement and Assignment of Production (the “Deed of Trust”) dated September 30, 2021 recorded under Document Number 00000153654 in the Official Records of Hudspeth County, Texas for the property more fully described in EXHIBIT A (the “Property”), said Property being owned by Wolfbone Investments, LLC (“Owner”);

WHEREAS, the Note was modified and extended by Borrower and Noteholder to have its Maturity Date now be October 3, 2023 (the “Maturity Date”); and

WHEREAS Owner and Noteholder desire to extend and carry forward said liens on the Property in reference to and recognition of the extension of the Maturity Date of the Note.

NOW, THEREFORE, in consideration of the extension or rearrangement of the time or manner of payment of the Note, and for other good and valuable consideration, Owner hereby extends said lien on the Property until said indebtedness and Note as so renewed and extended has been fully paid, and agree that such extension or rearrangement shall in no manner affect or impair the Note or the liens securing the same and that said liens shall not in any manner be waived, the purpose of this instrument being simply to extend or rearrange the time or manner of payment of the Note and indebtedness and to carry forward all liens securing the same, which are acknowledged by the Owner to be valid and subsisting, and the Owner agrees that all terms and provisions of said original Note and of the instrument or instruments creating or fixing the liens securing the same shall be and remain in full force and effect as therein written, except as otherwise expressly provided herein.

EXECUTED effective as of the day of March, 2023.

[signature page follows]

Extension of Lien Pg. 2

IN WITNESS WHEREOF, the party below has caused this document to be duly executed in its corporate name by the manual signature of an officer of such party.

WOLFBONE INVESTMENTS, LLC a Texas limited liability company

By:
Greg McCabe
Manager

SUBSCRIBED AND SWORN TO BEFORE ME on this the _____ day of March 2023, to certify which witness my hand and official seal.

By:
Notary Public

AFTER RECORDING RETURN TO

VARGO LAW FIRM, PC 12335 Kingsride Lane #427
Houston, TX 77024

Exhibit A Pg. 1

EXHIBIT A

Description of Oil and Gas Properties

An undivided Twenty-Five Percent (25.00%) of 8/8ths working interest in the Oil and Gas Leases and Units (including the DUA), the Hydrocarbons in, on or under the Lands covered by such Oil and Gas Leases and Units (including the DUA), including the Wells on the Oil and Gas Leases, Units (including the DUA) and Lands described on this Exhibit A.

An undivided Twenty-Five Percent (25.00%) of 8/8ths interest in the Personal Property located on the Lands (or Lands pooled, communitized or unitized therewith).

Leases and Lands

All of the leases set forth below are filed of record in Hudspeth County, Texas:

Tract	UL Lease Number	Recording Information	Block	Section	Effective Date	Acreage
1	115099	138149	A	1	April 10, 2013	686.7
2	115100	138150	A	2	April 10, 2013	686.7
3	115101	138151	A	3	April 10, 2013	686.7
4	115102	138152	A	4	April 10, 2013	686.7
5	115103	138153	A	5	April 10, 2013	686.7
6	115104	138154	A	6	April 10, 2013	686.7
7	115105	138155	A	7	April 10, 2013	686.7
8	115106	138156	A	8	April 10, 2013	686.7
9	115107	138157	A	9	April 10, 2013	686.7
10	115108	138158	A	10	April 10, 2013	686.7
11	115109	138159	A	11	April 10, 2013	686.7
12	115110	138160	A	12	April 10, 2013	686.7
13	115111	138161	A	13	April 10, 2013	686.7
14	115112	138162	A	14	April 10, 2013	686.7
15	115113	138163	A	15	April 10, 2013	686.7
16	115114	138164	A	16	April 10, 2013	686.7
17	115115	138165	A	17	April 10, 2013	686.7
18	115116	138166	A	18	April 10, 2013	686.7
19	115117	138167	A	19	April 10, 2013	686.7
20	115118	138168	A	20	April 10, 2013	686.7
21	115119	138169	A	21	April 10, 2013	686.7
22	115120	138170	A	22	April 10, 2013	686.7
23	115121	138171	A	23	April 10, 2013	686.7
24	115122	138172	A	24	April 10, 2013	686.7

Exhibit A Pg. 2

Tract	UL Lease Number	Recording Information	Block	Section	Effective Date	Acreage
25	115123	138173	A	25	April 10, 2013	686.7
26	115124	138174	A	26	April 10, 2013	686.7
27	115125	138204	A	27	April 10, 2013	686.7
28	115126	138146	A	28	April 10, 2013	686.7
29	115127	138175	A	29	April 10, 2013	686.7
30	115128	138176	A	30	April 10, 2013	686.7
31	115129	138177	A	31	April 10, 2013	686.7
32	115130	138178	A	32	April 10, 2013	686.7
33	115131	138179	A	33	April 10, 2013	686.7
34	115132	138180	A	34	April 10, 2013	686.7
35	115133	138181	A	35	April 10, 2013	686.7
36	115134	138182	A	36	April 10, 2013	686.7
37	115135	138147	A	37	April 10, 2013	686.7
38	115136	138183	A	38	April 10, 2013	686.7
39	115137	138184	A	39	April 10, 2013	686.7
40	115138	138185	A	40	April 10, 2013	686.7
41	115139	138186	A	41	April 10, 2013	686.7
42	115140	138187	A	42	April 10, 2013	686.7
43	115141	138188	A	43	April 10, 2013	686.7
44	115142	138189	A	44	April 10, 2013	686.7
45	115143	138190	A	45	April 10, 2013	686.7
46	115144	138191	A	46	April 10, 2013	686.7
47	115145	138192	A	47	April 10, 2013	686.7
48	115146	138193	A	48	April 10, 2013	686.7
49	115147	138194	B	I	April 10, 2013	686.7
50	115148	138195	B	2	April 10, 2013	686.7
51	115149	138196	B	3	April 10, 2013	686.7
52	115150	138197	B	4	April 10, 2013	686.7
53	115151	138198	B	5	April 10, 2013	686.7
54	115152	138199	B	6	April 10, 2013	686.7
55	115153	138200	B	7	April 10, 2013	686.7
56	115154	138201	B	8	April 10, 2013	686.7
57	115155	138202	B	9	April 10, 2013	686.7
58	115156	138203	B	10	April 10, 2013	686.7
59	115157	138205	B	11	April 10, 2013	686.7
60	115158	138206	B	12	April 10, 2013	686.7
61	115159	138207	B	13	April 10, 2013	686.7

Exhibit A Pg. 3

Tract	UL Lease Number	Recording Information	Block	Section	Effective Date	Acreage
62	115160	138208	B	14	April 10, 2013	686.7
63	115161	138209	B	15	April 10, 2013	686.7
64	115162	138210	B	16	April 10, 2013	686.7
65	115163	138211	B	17	April 10, 2013	686.7
66	115164	138212	B	18	April 10, 2013	686.7
67	115165	138213	B	19	April 10, 2013	686.7
68	115166	138214	B	20	April 10, 2013	686.7
69	115167	138215	B	21	April 10, 2013	686.7
70	115168	138216	B	22	April 10, 2013	686.7
71	115169	138217	B	23	April 10, 2013	686.7
72	115170	138218	B	24	April 10, 2013	686.7
73	115171	138219	B	25	April 10, 2013	686.7
74	115172	138148	B	26	April 10, 2013	686.7
75	115173	138220	B	27	April 10, 2013	686.7
76	115174	138221	B	28	April 10, 2013	686.7
77	115175	138222	B	29	April 10, 2013	686.7
78	115176	138223	B	30	April 10, 2013	686.7
79	115177	138224	B	31	April 10, 2013	686.7
80	115178	138225	B	32	April 10, 2013	686.7
81	115179	138226	B	33	April 10, 2013	686.7
82	115180	138227	B	34	April 10, 2013	686.7
83	115181	138228	B	35	April 10, 2013	686.7
84	115182	138229	B	36	April 10, 2013	686.7
85	115183	138230	B	37	April 10, 2013	686.7
86	115184	138231	B	38	April 10, 2013	686.7
87	115185	138232	B	39	April 10, 2013	686.7
88	115186	138233	B	40	April 10, 2013	686.7
89	115187	138234	B	41	April 10, 2013	686.7
90	115188	138235	B	42	April 10, 2013	686.7
91	115189	138236	B	43	April 10, 2013	686.7
92	115190	138237	B	44	April 10, 2013	686.7
93	115191	138238	B	45	April 10, 2013	686.7
94	115192	138239	B	46	April 10, 2013	686.7
95	115193	138240	B	47	April 10, 2013	686.7
96	115194	138241	B	48	April 10, 2013	686.7
97	115195	138242	E	1	April 10, 2013	686.7
98	115196	138243	E	2	April 10, 2013	686.7

Exhibit A Pg. 4

Tract	UL Lease Number	Recording Information	Block	Section	Effective Date	Acreage
99	115197	138244	E	3	April 10, 2013	686.7
100	115198	138245	E	4	April 10, 2013	686.7
101	115199	138247	E	5	April 10, 2013	686.7
102	115200	138248	E	6	April 10, 2013	686.7
103	115201	138249	E	7	April 10, 2013	686.7
104	115202	138250	E	8	April 10, 2013	686.7
105	115203	138251	E	9	April 10, 2013	686.7
106	115204	138252	E	10	April 10, 2013	686.7
107	115205	138253	E	11	April 10, 2013	686.7
108	115206	138254	E	12	April 10, 2013	686.7
109	115207	138255	E	13	April 10, 2013	686.7
110	115208	138256	E	14	April 10, 2013	686.7
11 I	115209	138257	E	15	April 10, 2013	686.7
112	115210	138258	E	16	April 10, 2013	686.7
113	115211	138259	E	17	April 10, 2013	686.7
114	115212	138260	E	18	April 10, 2013	686.7
115	115213	138261	E	19	April 10, 2013	686.7
116	115214	138262	E	20	April 10, 2013	686.7
117	115215	138263	E	21	April 10, 2013	686.7
118	115216	138264	E	22	April 10, 2013	686.7
119	115217	138265	E	23	April 10, 2013	686.7
120	115218	138266	E	24	April 10, 2013	686.7
121	115219	138267	E	25	April 10, 2013	686.7
122	115220	138268	E	26	April 10, 2013	686.7
123	115221	138269	E	27	April 10, 2013	686.7
124	115222	138270	E	28	April 10, 2013	686.7
125	115223	138271	E	29	April 10, 2013	686.7
126	115224	138272	E	30	April 10, 2013	686.7
127	115225	138273	E	31	April 10, 2013	686.7
128	115226	138274	E	32	April 10, 2013	686.7
129	115227	138275	E	33	April 10, 2013	686.7
130	115228	138276	E	34	April 10, 2013	686.7
131	115229	138277	E	35	April 10, 2013	686.7
132	115230	138278	E	36	April 10, 2013	686.7
133	115231	138279	E	37	April 10, 2013	686.7
134	115232	138280	E	38	April 10, 2013	686.7
135	115233	138281	E	39	April 10, 2013	686.7

Exhibit A Pg. 5

Tract	UL Lease Number	Recording Information	Block	Section	Effective Date	Acreage
136	115234	138282	E	40	April 10, 2013	686.7
137	115235	138283	E	41	April 10, 2013	686.7
138	115236	138284	E	42	April 10, 2013	686.7
139	115237	138285	E	43	April 10, 2013	686.7
140	115238	138286	E	44	April 10, 2013	686.7
141	115239	138287	E	45	April 10, 2013	686.7
142	115240	138288	E	46	April 10, 2013	686.7
143	115241	138289	E	47	April 10, 2013	686.7
144	115242	138290	E	48	April 10, 2013	686.7
145	115243	138291	F	I	April 10, 2013	686.7
146	115244	138292	F	2	April 10, 2013	686.7
147	115245	138293	F	3	April 10, 2013	686.7
148	115246	138294	F	4	April 10, 2013	686.7
149	115247	138295	F	5	April 10, 2013	686.7
150	115248	138296	F	6	April 10, 2013	686.7
151	115249	138297	F	7	April 10, 2013	686.7
152	115250	138298	F	8	April 10, 2013	686.7
153	115251	138299	F	9	April 10, 2013	686.7
154	115252	138300	F	10	April 10, 2013	686.7
155	115253	138301	F	11	April 10, 2013	686.7
156	115254	138302	F	12	April 10, 2013	686.7
157	115255	138303	F	13	April 10, 2013	686.7
158	115256	138304	F	14	April 10, 2013	686.7
159	115257	138305	F	15	April 10, 2013	686.7
160	115258	138306	F	16	April 10, 2013	686.7
161	115259	138307	F	17	April 10, 2013	686.7
162	115260	138308	F	18	April 10, 2013	686.7
163	115261	138309	F	19	April 10, 2013	686.7
164	115262	138310	F	20	April 10, 2013	686.7
165	115263	138311	F	21	April 10, 2013	686.7
166	115264	138312	F	22	April 10, 2013	686.7
167	115265	138313	F	23	April 10, 2013	686.7
168	115266	138314	F	24	April 10, 2013	686.7
169	115267	138315	F	25	April 10, 2013	686.7
170	115268	138316	F	26	April 10, 2013	686.7
171	115269	138317	F	27	April 10, 2013	686.7
172	115270	138318	F	28	April 10, 2013	686.7

Exhibit A Pg. 6

Tract	UL Lease Number	Recording Information	Block	Section	Effective Date	Acreage
173	115271	138319	F	29	April 10, 2013	686.7
174	115272	138320	F	30	April 10, 2013	686.7
175	115273	138321	F	31	April 10, 2013	686.7
176	115274	138322	F	32	April 10, 2013	686.7
177	115275	138323	F	33	April 10, 2013	686.7
178	115276	138324	F	34	April 10, 2013	686.7
179	115277	138325	F	35	April 10, 2013	686.7
180	115278	138326	F	36	April 10, 2013	686.7
181	115279	138327	F	37	April 10, 2013	686.7
182	115280	138328	F	38	April 10, 2013	686.7
183	115281	138329	F	39	April 10, 2013	686.7
184	115282	138330	F	40	April 10, 2013	686.7
185	115283	138331	F	41	April 10, 2013	686.7
186	115284	138332	F	42	April 10, 2013	686.7
187	115285	138333	F	43	April 10, 2013	686.7
188	115286	138334	F	44	April 10, 2013	686.7
189	115287	138335	F	45	April 10, 2013	686.7
190	115288	138336	F	46	April 10, 2013	686.7
191	115289	138337	F	47	April 10, 2013	686.7
192	115290	138338	F	48	April 10, 2013	686.7

Wells

Name	API
UNIVERSITY CACTUS A35	22930235
University Founders A25	22930276
UNIVERSITY FOUNDERS A25 #2	22930280
University Founders B19	22930275
UNIVERSITY HUECO A39	22930277
UNIVERSITY MAVERICK A24	22930278
University Rich A11	22930274
UNIVERSITY RICH A11 #2	22930279

Development Unit Agreement dated effective as of January 1, 2017, by and among the Commissioner of the General Land Office on behalf of the State of Texas, as lessor, Hudspeth Oil Corporation and Founders Oil & Gas, LLC, each as lessee, and Founders Oil & Gas Operating, LLC, as operator, filed of record on May 25, 2017, with the Count Clerk, Hudspeth County, Texas under Instrument No. 00000144907, as amended, restated, amended and restated, supplemented or otherwise modified from time to time.